                                                                   EXHIBIT 10.19


                                COMMERCIAL LEASE


BETWEEN THE UNDERSIGNED PARTIES

The Company named LION SCPI, with a capital value of SIX HUNDRED TWENTY SIX MILLION TWO HUNDRED NINETY TWO THOUSAND FRENCH FRANCS (FF 626,292,000), whose head office is located in PARIS, 1st district, 164 de Rivoli Street, registered in the Register of Companies of PARIS (REGISTRE DU COMMERCE ET DES SOCIETES DE PARIS) under No. D 344 084 611, the said Company represented by its manager:

The SOCIETE LYONNAISE DE GERANCE IMMOBILIERE "SLIGERI" S.A., business corporation with a capital value of ONE MILLION FIVE HUNDRED THOUSAND FRENCH FRANCS (FF 1,500,000), whose head office is located in PARIS 1st district, 164 de Rivoli, registered in the Register of Companies of PARIS under No. B 682 006 135, with legal representative Mr. Alain LEMAITRE domiciled in PARIS 1st district, 164 de Rivoli Street, Chairman of the Board,

                                        Hereinafter referred to as "THE LESSOR"
AND

The Company PHOENIX INTERNATIONAL FRANCE, SA with a capital value of FF 2,295,000 whose head office is located at LE KREMLIN BICETRE 94270, 93 de Fontainebleau Avenue, registered with the Register of Companies of CRETEIL under No. B326 152 915 represented by Mr. Bruno MAUGEE, residing at KREMLIN BICETRE, 93 de Fontainebleau Avenue, specially empowered to act hereby,

                                        Hereinafter referred to as "THE LESSEE"

THE FOLLOWING IS HEREBY AGREED UPON AND SETTLED:


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CHAPTER I--GENERAL TERMS AND CONDITIONS

0.ARTICLE 1--OBJECT OF LEASE AND DESCRIPTION OF PREMISES

THE LESSOR leases to THE LESSEE, who accepts to lease, the premises described in the "Specific Terms and Conditions".

0.ARTICLE 2--EFFECTIVE DATE--TERM

This lease shall be effective as of the date indicated in the "Specific Terms and Conditions."

As of that date, it shall be for a term of nine (9) full and consecutive years.

However, THE LESSEE shall have the right to terminate this lease at the end of each of the two first three-year periods, by serving written notice to THE LESSOR at least six (6) months prior to the expiration of the applicable three-year period.

ARTICLE 3--INVENTORY OF THE PREMISES

THE LESSEE states that he is well aware of the condition of the leased premises as they were visited with the purpose of leasing and releases THE LESSOR of any further description other than the one comprised in the "Specific Terms and Conditions". He accepts them in their present condition without any right to demand any repairs or restorations.

It is specified that any difference between the assessments and the surface areas mentioned herein or resulting from plans that might be attached hereto, and the actual dimensions of the premises, shall not justify an increase or a decrease in rent; the parties shall refer to the consistency of the premises as they exist.

THE LESSEE agrees to allow access to the premises to companies in charge of executing work required for the collection of refuse as well as for repairs to damage which might be noted subsequently.

An inventory of the premises after hearing both parties shall be drawn up, at THE LESSEE's expense, within fifteen days, at the latest, of THE LESSEE's entry into the premises. Otherwise, the premises shall be considered having been leased in perfect condition.


N.B.: The articles marked with a (0) are strictly completed in the Specific Terms (in Chapter II).

(0)
0.ARTICLE 4--TERMS AND CONDITIONS OF LEASE

1) PURPOSE AND USE

(0)The premises shall be occupied exclusively for the purpose and use set forth in the "Specific Terms and Conditions."

THE LESSEE shall use the premises quietly and so as not to disturb the peace of neighbours or third parties.

If the leased premises belong to a group divided in volumes or to a co-ownership, or to a regulated area, or are only a part of a group which belongs to THE LESSOR or of a group divided in volumes, THE LESSEE agrees to comply with the provisions of the specifications, of the regulation of the area, of the articles of association, of the rules of co-ownership, of internal rules or of any agreements pertaining to the leased premises and mentioned in the "Specific Terms and Conditions."

This lease does not include any guarantee of exclusivity or of non-competition by THE LESSOR, who reserves the right to lease all premises for the exercise of any operations similar or identical to THE LESSEE's.

2) PROVISIONS RELATING TO SAFETY

THE LESSEE shall comply with the administrative regulations and the safety rules relative to the category of the building of which are part the leased premises.

3) ADMINISTRATIVE AUTHORIZATIONS

THE LESSEE agrees to be solely responsible for obtaining any and all authorizations deriving from legal, regulatory (in particular, Articles L 510.1 and R 510.1 and subsequent articles in the Town Planning Code, if the premises are located in the region of Ile-de-France), administrative or other provisons, concerning the use of the leased premises and, if applicable, their access to the public; THE LESSOR may in no way be the subject of demand letters or sued with regard to any matter set forth in this clause. He shall execute all formalities and bear all expenses which might be necessary in the exercise of his business, and, consequently, releases THE LESSOR of any possible responsibility in this regard.

4) SUBLETTING--TRANSFER

a) SUBLETTING

Any subletting, partial or total, is forbidden.

b) TRANSFER

THE LESSEE shall not transfer, in any manner whatsoever, his rights to this lease without obtaining the prior written approval of THE LESSOR, unless the transferee is the purchaser of his business.

In all cases, THE LESSEE shall remain a jointly liable guarantor, without being able to oppose the benefit of discussion or of division, of the transferee and the successive transferees, with regard to the payment of the rent and incidental expenses and the performance of all terms and conditions of this lease.

The transfer shall be carried out by deed executed and authenticated by a notary with the participation of THE LESSOR's notary; the latter shall be called upon, by registered letter return receipt requested, to intervene in this deed, of which he shall receive an official copy without charge to him.

5) OBLIGATION TO FURNISH THE PREMISES AND TO OPERATE HIS BUSINESS

THE LESSEE shall maintain the premises constantly furnished, at all times, with equipment and furniture in sufficient quantity and value to answer for the payment of the rent and the performance of the terms and conditions of the lease, and shall actually operate, without interruption, the above-mentioned business.

6) WORK

a) REPAIR AND MAINTENANCE WORK

THE LESSEE shall be responsible not only for the repairs incumbent upon him and for minor maintenance (Art. 1720 Par. 2 and Art. 1754 Par. 1 of the Civil Code) but also for repairs of any nature, whatever their importance and whatever the origin of the degradation (defects in construction, normal wear and tear, etc.), even Acts of God, regarding the building itself as well as the equipment it contains.

THE LESSOR shall be responsible only for major repairs as described in Article 606 of the Civil Code.

THE LESSEE shall inform THE LESSOR immediately, with written confirmation, of any repairs incumbent upon the latter, as well as of all deterioration, destruction or accidents caused to the leased premises or which occurred because of them, otherwise he shall be deemed responsible for the consequences which might result from his silence or delay. THE LESSEE agrees, in order to allow, if applicable, the validation of the two-year or ten-year warranties, to inform THE LESSOR, as soon as they are noticed, of the faults or defects affecting the constructions.

THE LESSEE shall proceed, without delay and at his expense, with the extermination of all rodents and other parasites which might appear in the leased premises. He shall take all the necessary preventative measures against frost.

Upon his departure, THE LESSEE shall prove, by an inventory of the premises drawn up at his expense after due hearing of the parties, that the premises are in excellent condition regarding maintenance and repairs of all nature pursuant to the above provisions. Failing that, he shall pay THE LESSOR the cost of renovations not covered by the security deposit provided for herein.

b) IMPROVEMENT AND CONVERSION WORK

THE LESSEE shall not proceed, in the leased premises, with any conversion, any installation or any equipment affecting the shell or modifying the interior layout, without prior written authorization of THE LESSOR, who may impose the control of his architect, whose fees shall be borne by THE LESSEE.

The plans and descriptions of the conversions, installations or equipment intended by THE LESSEE, shall be attached to the request for authorization.

Upon the departure of THE LESSEE, all conversions, installations, improvements and embellishments that he shall have made shall become, by accession and without compensation, the property of THE LESSOR, unless he prefers to require that the premises be restored to their original condition at the sole expense of THE LESSEE, even if he had already authorized the work.

c) WORK IMPOSED BY REGULATIONS PERTAINING TO THE LESSEE'S BUSINESS

THE LESSEE shall carry out all the work, whatever the cost, imposed in the building either by legislative or regulatory provisions, or by administrative orders, and in particular, all work affecting hygiene and safety, even in the case of Acts of God.

d) COMMON PROVISIONS REGARDING WORK

In the event of inefficiency of THE LESSEE, THE LESSOR may have the work referred to in (a) and (c) executed and the cost shall be reimbursed to him, upon first request, by THE LESSEE.

THE LESSEE shall carry out all the work set forth in paragraphs (a), (b), and
(c) above, under his sole responsibility and without recourse against THE LESSOR. He shall obtain all administrative and other authorizations and take out all necessary insurance policies, and in particular, mandatory insurance policies, and require that the companies have sufficient coverage for professional, contractual, and tort liability. If the leased premises belong to a co-ownership or are only one part of a building owned by THE LESSOR, the above-mentioned obligations incumbent upon THE LESSEE shall apply to the work relating to the private leased parts.

(0)7) SIGNS

The installation of exterior signs or billboards is forbidden, except with prior written approval by THE LESSOR which is set forth in the "Specific Terms and Conditions." THE LESSEE shall comply with the prescriptions of THE LESSOR regarding all inscriptions or indications relating to his corporate name or his purpose that he might wish to install in the common parts of the building.

8) LIABILITY AND RECOURSES

THE LESSEE may not request any reduction in rent or exercise any recourse against THE LESSOR:

-- in case of interruption or malfunction of the various services in the building;

-- in case of theft, looting, destruction or other criminal acts committed in the leased premises; in particular, THE LESSOR does not assume any obligation of surveillance.

He renounces any recourse against THE LESSOR for disturbance of possession caused by third parties, and agrees to be solely responsible for legal action to be taken against the latter; THE LESSOR subrogates him in his rights in this regard.

9) INSURANCE

a) THE LESSEE shall insure at his expense and maintain insured, for the entire term of the lease, his furniture, equipment, windows, installations against risks of fire, explosions, water damage, and the recourses of neighbours or third parties, acts of malicious intent, terrorism, sabotage, riots, and mass movements.

b) THE LESSEE shall also be insured at his expense, in his capacity as occupying tenant, for third-party liability for all damage, property or bodily injury, that might be caused by either his occupying the premises, or his employees, or the use of the installations.

c) THE LESSEE's insurance policies shall also provide for their cancellation to take effect only fifteen days after notice is given by the insurer to THE LESSOR. THE LESSEE renounces and shall have his insurance company renounce any recourse against THE LESSOR. Reciprocally, THE LESSOR renounces and shall have his insurer renounce any recourse against THE LESSEE.

d) THE LESSEE shall provide THE LESSOR, upon first request by the latter, with all vouchers of the above-mentioned policies and of the payment of the respective premiums.

By express agreement, THE LESSOR shall have a privileged claim on all indemnities due to THE LESSEE by any insurance companies in case of claims, for any cause whatsoever; this contract constitutes, to the extent necessary, transfer up to the sums that may be due.

e) THE LESSOR shall be solely responsible for insuring the building; however the premiums shall be reimbursed to him by THE LESSEE.

10) INCOME TAX AND TAXES

THE LESSEE shall pay all city, police and public works costs which are usually borne by tenants, so that THE LESSOR might not be troubled about it and, in particular, he shall pay the business tax and all income tax incumbent upon THE LESSEE for which THE LESSOR is or might be deemed responsible, in any capacity, and prove their payment upon request, and, in any case, eight (8) days prior to his departure from the leased premises.

11) MISCELLANEOUS EXPENSES

THE LESSEE shall be responsible for the payment of water, electricity, telephone, etc.

(0)12) RESTAURANT

If the building in which the leased premises are located includes an intercompany restaurant, which in this case is indicated in the "Specific Terms and Conditions," such restaurant will be made available to tenants for the service of meals to be eaten on site by their employees, excluding any other use. However, the initial opening will be dependent upon the needs expressed by all the users; THE LESSOR shall remain the sole judge as to the advisibility of its opening.

Upon the execution of this lease, THE LESSEE automatically becomes a member of the Association or of the Group that will manage the restaurant. He agrees to maintain his membership for the entire duration of his occupancy and to perform all obligations, notably financial, incumbent upon him as a member. He shall comply with the specific provisions of the internal regulation of the building that apply to the restaurant.

THE LESSEE agrees, for the entire term of the lease, personally, and, if applicable, in his capacity as a member of the Association or the Group:

1--to use the restaurant according to its purpose as defined above;

2--to be solely responsible for the operation of the company restaurant; consequently, he shall establish the internal regulation determining the terms and conditions of its use by his personnel, and enter into all necessary contracts, notably the contract with the restaurateur and all appropriate insurance contracts; in all cases, THE LESSEE shall be the only one to assume the entire responsibility of all damage which might be caused to people or property, while using or after having used the restaurant, without having the right to trouble or sue THE LESSOR in this regard; THE LESSEE expressly waives any recourse against THE LESSOR.

3--to bear all expenses relating to equipment of any nature necessary for the restaurant's operation, including that which may become a fixture, even though they may have to be replaced completely, because of normal wear and tear, Acts of God or any other cause.

5--to bear the share of expenses related to the space that comprises the restaurant, and all related taxes, expenses, and costs, including property taxes.

In the event of vacancy of all or part of the office space belonging to the above-mentioned building, other than that covered by this lease, the total amount of expenses of the restaurant resulting from the above-mentioned obligations shall be borne by its only user or users, so that THE LESSOR does not have to bear any.

An inventory of the premises shall be drawn up prior to the start of operations after due hearing of THE LESSEE (or the Association or the Group) and THE LESSOR.

13) VISIT OF THE PREMISES

During the term of the lease, THE LESSEE shall allow the representatives of THE LESSOR to visit the leased premises, at any moment, to ensure their good condition, and shall provide any vouchers that might be requested from him to prove the proper performance of the terms and conditions of the lease, and without those visits being abusive, provided he be given, except in cases of emergency, at least one (1) week's notice.

In the six (6) months preceding the expiration of the lease, THE LESSEE shall allow visits of the leased premises, on all business days from 9:00 a.m. to 11:00 a.m. and from 2:00 p.m. to 5:00 p.m., by any person authorized by THE LESSOR. During this same period, he shall allow THE LESSOR to install a notice or a sign to indicate that the space is for rent.

(0)ARTICLE 5--FINANCIAL TERMS AND CONDITIONS OF THE LEASE

1) RENT

The rent is due as of the effective date of the lease.

a) ANNUAL BASE RENT

(0)This lease is granted and accepted for an annual rent exclusive of tax, the amount of which is set forth hereinafter in the "Specific Terms and Conditions."

This rent shall be payable in installments equal to one quarter of the said amount, for each quarter and in advance, on the first day of the first month of each calendar quarter.

The rent pertaining to the period comprised between the effective date of the lease and the expiration of the calendar quarter that is ongoing at such date, shall be paid on the effective date of the lease.

THE LESSOR agrees that the value added tax will be levied on revenues from this lease.

Such tax shall be borne by THE LESSEE who agrees to pay it to THE LESSOR at the same time as the corresponding rental payment, exclusive of tax, and to bear any tax that may be substituted or added to the VAT by regulation.

In the event of non-payment when due of the entire amount of the rent, the corresponding VAT, or the expenses, THE LESSEE shall owe to THE LESSOR a compensation equal to 1.50% plus taxes, per month or per fraction of month in arrears. This compensation, calculated on the amount of the unpaid sum when due, shall be due automatically, without prior demand letter, and its payment shall not constitute an extension in favour of THE LESSEE.

(0)b)  INDEXATION OF ANNUAL RENT

The annual rent shall be adjusted according to the National Construction Cost Index (INDICE NATIONAL DU COUT DE LA CONSTRUCTION), published quarterly by the INSEE (National Institute of Statistics and Economic Studies).

The index used for the calculation of the annual base rent is indicated in the "Specific Terms and Conditions."

Consequently, the annual rent shall automatically be adjusted each year on the anniversary of the effective date of the lease in the same direction and the same proportion as the variation, from one year to the other, of the index of that same quarter.

In the event of the late publication of the index, the rent shall be calculated in the interim according to the last published index.

The variation of the rent shall be automatic; it shall not be subordinated to any notification; the fact that it is not calculated immediately shall in no way cancel the right of either of the parties to request at a later date that it be applied retroactively.

If the INSEE index ceases to be published, it shall be replaced, if no official index is available, by an equivalent index chosen either by amiable agreement between the parties, or if there is no agreement between them, through expertise executed by only one expert, appointed either jointly by the parties or by order of the President of the High Court, upon request of the most diligent party; the fees relating to the expertise and to the legal proceedings shall be borne exclusively THE LESSEE. The expert shall act as common agent for both parties in accordance with Article 1592 of the Civil Code, the provisions of which have been extended to renting.

This indexation clause constitutes an essential and determining clause without which THE LESSOR would not have entered into this lease. Consequently, its partial or total non-application shall authorize THE LESSOR, and him only, to request the termination of the lease, without compensation.

(0)2) CHARGES

THE LESSEE shall bear all expenses, charges, services, supplies, taxes, and expenses relating to the leased premises, including, in particular, property taxes and, if the premises are located in the region of Ile-de-France, the tax on office space instituted by Article 40 of the rectified law of Finance for 1989, as well as the fees of the management firm and/or the manager, and the insurance premiums of the building.

In the event, however, that THE LESSOR has to pay any amounts because of THE LESSEE, the latter shall reimburse the former without delay upon his first request.

The charges usually incumbent upon THE LESSOR but transferred contractually to THE LESSEE are, for tax purposes, assimilated to the rent as a supplement. Consequently, the VAT shall be added to them.

(0)THE LESSEE shall paY THE LESSOR, with each quarterly rent, an advance payment on charges calculated according to the estimated expenses for the year. They shall be adjusted afterwards according to the definitive statement of the expenses relating to the leased premises. The amount of the advance payment shall be readjusted, each year, according to the evolution of the charges. The first quarterly advance payment is set in the "Specific Terms and Conditions."

(0)3) SECURITY DEPOSIT

THE LESSEE has paid upon the execution of this lease, as a security deposit, to THE LESSOR, who acknowledges it, an amount equal to three (3) months' rent inclusive of tax; such amount is indicated in the "Specific Terms and Conditions."

The security deposit shall be used, at the expiration of the lease or if it is terminated earlier for any cause whatsoever, to pay any amounts that might be owed by THE LESSEE to THE LESSOR; it is specified that THE LESSEE shall in no case use this deposit to pay rent or other charges.

At the time of the annual adjustment of the rent, the security deposit shall be increased or decreased, so as to always correspond to three (3) months of rent inclusive of tax. The increases on the payments, or the reimbursements, shall be paid upon first request.

In the event of termination of this lease due to non-performance by THE LESSEE of any of his obligations, the security deposit shall be kept by THE LESSOR as compensation, without prejudice to his right to the payment of the accrued rent and the rent that will accrue until the end of the current quarterly period, and of repairs incumbent upon THE LESSEE, and subject to damages that might be due to THE LESSOR.

ARTICLE 6--TERMINATION

It is expressly agreed that failure to pay when due any one quarterly rental payment, corresponding VAT, or charges, or failing to perform any of the other provisions of the lease, this lease shall be automatically terminated, at THE LESSOR's choice, without any need to have such termination ordered by a court, one month after an order to pay or a demand letter has been served and remained unfulfilled.

THE LESSOR shall redeem possession of the premises by the simple eviction of THE LESSEE, pronounced by provisional order, and no later offers may end the effect of this clause, and without prejudice to his right to payment of the accrued rent and rent that will accrue until the end of the current quarterly period, and of the cost of repairs incumbent upon THE LESSEE, and subject to any other amounts due, rights or actions.

(0)ARTICLE 7--GUARANTEES

They are indicated and set forth in the "Specific Terms and Conditions."

ARTICLE 8--REGISTRATION

This deed shall be registered at THE LESSOR's request and at THE LESSEE's expense.

ARTICLE 9--

ARTICLE 10--DOCUMENTS GIVEN TO THE LESSEE

They are indicated in the "Specific Terms and Conditions."

ARTICLE 11--CHOICE OF RESIDENCE AND JURISDICTION OF COURTS

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For the purposes of the performance of this lease, THE LESSOR chooses his head office as his residence and THE LESSEE chooses his head office as his residence.

THE PARTIES AGREE THAT ALL DISPUTES RELATING TO THIS DEED SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE HEAD OFFICE OF THE LESSOR.

                    CHAPTER II--SPECIFIC TERMS AND CONDITONS

In this Chapter II, only those articles from the General Terms and Conditions that are completed or modified for the purposes of this contract, are repeated.

ARTICLE 1--DESCRIPTION OF PREMISES

-- Building: BUILDING F, CALLED "LA CRISTALLERIE", which belongs to the building complex named "Le Quartier d'Affaires Sevres Manufacture," located in the SEVRES MANUFACTURE Z.A.C. (Commercial Activity Zone), 6/8 RUE DE LA CRISTALLERIE 92310 SEVRES

Leased premises:
                     the entire 1st, 2nd, 3rd, 4th, 5th, and 6th floors

                     the main entrance and, generally, all the areas and equipment common to all tenants,

                     74 parking spaces located in the 2nd basement and bearing No. 1 to 74

The plans of the leased premises are attached hereto.

ARTICLE 2--EFFECTIVE DATE OF LEASE

The lease shall be effective as of January 1st, 1999.
It shall be, as of that date, for a firm term of six (6) whole and consecutive years; THE LESSEE has already expressly renounced his right to terminate the lease after the first three-year period.

ARTICLE 3--INVENTORY OF THE PREMISES

THE LESSOR agrees to deliver the leased premises in good condition and it is specified that the 3rd, 4th, 5th, and 6th floors shall be delivered as they exist on the day of their availability, i.e., with their current partitions.

To this effect, THE LESSOR shall execute the following restoration work:

        -- restore walls and carpeting to be identical to the ones on the 2nd floor, up to FF 700,000 exclusive of tax (seven hundred thousand French francs exclusive of tax);

        -- restore computer cables, up to FF 450,000 exclusive of tax (four hundred fifty thousand French francs, exclusive of tax);

        --remove partitions on the 1st floor;

        --take out removed partitions that are on the 2nd floor.

Also, THE LESSOR agrees to deliver the equipment, hereby defined, in good working order.

THE LESSOR shall be responsible, in accordance with the provisions of Article 1721 of the Civil Code, for hidden defects of the leased premises, even unknown, as of the day of the execution of this lease.

ARTICLE 4--TERMS AND CONDITIONS OF THE LEASE

1) USE OF THE PREMISES

They are to be used exclusively for the following:

-- commercial offices of the company, the activity of which is: any and all theoretical and practical studies and research on medication in any manner and in all fields, as well as all activities directly or indirectly related thereto.

-- archives

-- parking spaces

according to the specific allocation of the space, as indicated in the description, excluding any other use.

2) PROVISIONS RELATING TO SAFETY

THE LESSOR gives to THE LESSEE a diagnostic report relating to the presence of asbestos in the leased premises and agrees to assume the costs and responsibility of any diagnostic and evaluation, of any processing of the asbestos, of any work in the leased building and of any possible damages that the presence of this product may cause.

4) a) SUBLETTING

Notwithstanding the provisions of the General Terms and Conditions, partial or total subletting is subject to the prior written approval of THE LESSOR.

To this end, THE LESSEE shall inform THE LESSOR, by registered letter return receipt requested, of his intention of subletting. This notice shall indicate the identity of the sublessee, the activity contemplated, and the term of the subletting. If THE LESSOR does not respond within fifteen days after receipt of the notice, he shall be deemed to have given his approval.

The partial or total subletting is already authorized in favour of a company that belongs to the same group as THE LESSEE, i.e., for a company of which more than 50% of the capital or voting rights are held, directly or indirectly, by THE LESSEE or by a company holding, directly or indirectly, more than 50% of the capital or the voting rights of THE LESSEE or, finally, in favour of a company holding more than 50% of the capital or the voting rights, directly or indirectly, of THE LESSEE.

3) b) TRANSFER

THE LESSEE may transfer his rights to the present lease to the purchaser of his business.

In other cases, THE LESSEE shall transfer his rights to this lease only after obtaining the prior written approval of THE LESSOR.

To this end, THE LESSEE shall request the approval of THE LESSOR by registered letter return receipt requested, indicating to him the name and address of the purchaser and the terms and conditions of the transfer.

If THE LESSOR does not respond within fifteen days after receipt of the request, he shall be deemed to have given his approval.

The transfer shall be notified to THE LESSOR pursuant to the provisions of
Article 1690 of the Civil Code. A copy of the deed of transfer shall be given to THE LESSOR free of charge.

In event the lease is transfered, THE LESSEE shall remain a jointly liable guarantor with the transferee and successive transferees for the payment of the rent and incidental expenses, as well as for the performance of the provisions of the lease, for the full term of the lease and its first renewal, unless expressly discharged by THE LESSOR.

6) a) REPAIRS AND MAINTENANCE WORK

THE LESSEE shall constantly maintain the leased premises in perfect condition with regard to repairs incumbent upon him and to minor maintenance work provided for in Article 1754 of the Civil Code; he shall bear all repairs that may become necessary because of failure to execute repairs incumbent upon him or minor maintenance work, or degradation resulting from his actions, those of his personnel or his clientele.

All other repairs shall be incumbent upon THE LESSOR pursuant to the provisions of Article 1719, Par. 2 of the Civil Code.

6) b) IMPROVEMENTS AND CONVERSION WORK

THE LESSOR shall not change the configuration of the leased premises or cancel any of its services, except for minor modifications or modifications intended to improve the leased premises without changing their use.

The improvement and conversion work, even when authorized, shall not entail any compensation by THE LESSOR upon THE LESSEE's departure.

Such work executed by THE LESSEE in the leased premises, and which can not be detached without being fractured, deteriorated or without deteriorating the part of the shell to which it is attached, shall remain the property of THE LESSOR.

However, with regard to work done without authorization, THE LESSOR may demand that the premises be restored to their original condition at the end of the lease, at THE LESSEE's expense.

The equipment and conversions executed by THE LESSEE that can be dismantled without causing damages, shall remain his property, if he so wishes, and shall be removed by him upon his departure, provided he restores the premises to their previous condition.

6) c) WORK IMPOSED BY REGULATIONS

THE LESSOR shall be responsible for all transformations, improvements or conversions and, more generally, for all work, whatever its nature or duration, which may be imposed by and in compliance with any existing or future regulation relating to hygiene, safety and health.

The work pertaining to the shell of the building remains incumbent upon THE LESSOR.

6) d) COMMON PROVISIONS REGARDING WORK

THE LESSEE shall endure all work, whatever its importance or duration, that THE LESSOR may have the right to have executed in the leased premises under this lease. If such work lasts more than 40 days and makes impossible the use of at least one floor of the leased building the surface of which is larger than 600 square meters, the price of the lease shall be reduced according to the period of time and for the part of the leased premises of which he is deprived.

9)  INSURANCE

Notwithstanding the 2nd paragraph of item (d): THE LESSOR shall have a privileged claim only on indemnities from insurance companies in case of damage of which THE LESSEE is the cause and up to the amounts due to THE LESSOR.


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


12) INTERCOMPANY RESTAURANT

The building complex, consisting of 6 buildings for office use, in which the leased premises are located includes an intercompany restaurant that belongs jointly to the group of owners and co-owners of those buildings.

Building "F" is allocated 121 joint shares out of a total of 1,400 shares.

The owners of common spaces have made the intercompany restaurant available to an association governed by the law of July 1st, 1901, under a free loan agreement.

THE LESSEE shall bear, in proportion to the leased areas and up to the share of building "F", the entire expenses incumbent upon the Association together with the cost of renewal of equipment, furnishings and furniture of the intercompany restaurant.

THE LESSEE shall be responsible, during the term of the lease, for the work and repairs, as defined in Article 1754 of the Civil Code, and for all repairs that may become necessary because of his failure to execute repairs incumbent upon him or resulting from his actions or those of his personnel. All other repairs shall be incumbent upon THE LESSOR.

Moreover, THE LESSEE shall bear, in proportion to the leased areas, the share allocated to the restaurant in the expenses of the Association (L'ASSOCIATION SYNDICALE LIBRE).

Excluding the fees to be paid to THE LESSOR for the intercompany restaurant and set at 50 F/m2 exclusive of tax, and excluding the admission fee to be paid to SODEXHO, the entire aforementioned charges relating in particular to operation expenses, to the cost of renewal of equipment, furnishings and furniture of the restaurant, and to repair expenses, are included in the advance payment on charges paid by THE LESSEE under Article 5-2 of this lease.

5) ARTICLE 5--FINANCIAL TERMS AND CONDITIONS OF THE LEASE

1) RENT

A) ANNUAL BASE RENT

-- Annual Base Rent, exclusive of tax............FF 3,939,000.00
  (three million nine hundred thirty-nine thousand French francs)

-- Value Added Tax...............................FF   811,434.00

-- Annual Base Rent, inclusive of all taxes......FF 4,750,434.00


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


This lease includes a rent deductible from January 1st, 1999 to March 14, 1999.

The charges shall be borne by THE LESSEE as of January 1st, 1999.

b) INDEXATION OF THE ANNUAL BASE RENT

Index used for setting the Annual Base Rent: 1058
Index for the 1st quarter of 1998

2) CHARGES

-- Quarterly advance payment: FF 196,594.00 exclusive of tax.

THE LESSEE shall bear 58% of property taxes and of the cost of the tax roll, the other 42% being borne by THE LESSOR.

It is specified, if necessary, that the obligation of THE LESSEE pertaining to all the expenses includes those incumbent upon THE LESSOR in his capacity as a member of the Association (ASSOCIATION SYNDICALE LIBRE), in which building "F is subject to shares, and those resulting from the specifications, easements, and modifications applicable to the building compex, as well as the parking management agreement.

3) SECURITY DEPOSIT

The security deposit is set, for the first year of the lease, at FF 984,750.00 (nine hundred eighty-four thousand seven hundred fifty French francs), which corresponds to three (3) months' rent, exclusive of tax.

ARTICLE 9--REPRESENTATIONS OF THE LESSOR

THE LESSOR represents:

-- that he is under no contractual or legal restriction to enter into this lease;

-- that, to the best of his knowledge, the leased property is not subject to any current threat or action of expropriation, that this property is not located in a renovation area of and, more generally, that no current measure of townplanning is susceptible to affect the right of usage resulting from this lease;

-- that no order of foreclosure or other has been given as of the date of execution of this lease with regard to the leased property;

-- that there is no restriction to the use of the leased property, as defined in this lease, resulting from the provisions of Articles L 631-7 to L 631-9 of the Construction and

Housing Code (CODE DE LA CONSTRUCTION ET DE L'HABITATION) pertaining to the transformation of spaces previously affected to housing use to another use, and resulting from the provisions of Articles L 520-1 to L 520-13 of the Townplanning Code relating to the payment of the fee payable by owners upon the construction of office space and research facilities or the transformation of space previously affected to another use in the region of Ile-de-France.

ARTICLE 10--DOCUMENTS GIVEN TO THE LESSEE

THE LESSEE acknowledges having received, prior to the execution of this lease, the following:

-- plans of the leased premises (attached)
-- description of the division in volume
-- settlement, specifications and easements
-- statutes of the ASL (ASSOCIATION SYNDICALE LIBRE)
-- report on asbestos

                                         Executed in Paris on October 1st, 1998
                                         In two (2) original copies

THE LESSOR                                     THE LESSEE

/s/ Alain Lemaitre                            /s/ Bruno Maugee
------------------                            -----------------



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